UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

MSC - MEDICAL SERVICES COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-132913	59-2997634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11764-1 Marco Beach Drive, Jacksonville, Florida 32224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (904) 646-0199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreement

New Facility Lease

On December 4, 2006, MSC – Medical Services Company entered into a full service lease agreement with South Shore Group Partners, LLC for new corporate headquarters office space of approximately 100,000 square feet located at 841 Prudential Drive, Jacksonville, FL 32207. The lease has a 94 month term commencing on the later of (i) May 1, 2007, or (ii) the completion of certain tenant specified improvements to the premises. The lease provides for an option to renew and extend the lease for two terms of five years each, commencing at the expiration of the initial term of the lease. MSC also has the option to contract 24,415 square feet of the space through calendar year 2008. No security deposit is due under the lease. The base rent during the term of the lease is payable in monthly installments following the commencement date as follows:

Base Rent for the 17th, 7th, 8th and 9th floors:

Months 1-10	Rent Abated
Months 11-24	$16.00 per rentable square feet
Months 25-36	$16.75 per rentable square feet
Months 37-48	$17.75 per rentable square feet
Months 49-60	$18.25 per rentable square feet
Months 61-72	$18.75 per rentable square feet
Months 73-84	$19.25 per rentable square feet
Months 85-94	$19.75 per rentable square feet

Base Rent for the Basement and 20th Floor Storage Space:

Months 1-10	Rent Abated
Months 11-94	$5.00 per rentable square feet

MSC is also responsible for a proportion of incremental increases to the operating costs of the premises, as well as all applicable taxes.

In addition, MSC provided notice to our current landlord to terminate the lease agreement for our existing corporate headquarters located in Jacksonville, Florida. Under the terms of our current lease, we are responsible for 50% of our current lease payments through February 28, 2008 and up to 50% of our current lease payment for an additional nine months thereafter depending upon the amount of space not re-let in this facility. In addition, MSC may be responsible for reimbursing its current landlord for up to $100,000 to refurbish the facilities for new tenants.

A copy of such lease agreement is attached as Exhibit 10.19.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The exhibits listed below are filed herewith.

Exhibit Number	Description

10.19	Standard Office Lease dated as of December 4, 2006 by and between South Shore Group Partners, LLC and MSC – Medical Services Company

SIGNATURES

Pursuant to the requirements of the Indenture dated as of June 21, 2005, among the Registrant, MCP-MSC Acquisition, Inc. and U.S. Bank National Association relating to the Senior Secured Floating Rate Notes Due 2011, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2006	MSC - MEDICAL SERVICES COMPANY

/s/ Gary S. Jensen
Gary S. Jensen

EXHIBIT INDEX

Exhibit Number	Description

10.19	Standard Office Lease dated as of December 4, 2006 by and between South Shore Group Partners, LLC and MSC – Medical Services Company